USAA Transfer Agency Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to Section 1(b) of the Transfer Agency Agreement dated as of November 13, 2002, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Transfer Agency Company, (the Transfer Agent) please be advised that the Trust has established two new series of its shares (New Funds) and new share classes for certain of the New Funds, as set forth below:

_________________________________

USAA Ultra Short-Term Bond Fund
 USAA Real Return Fund
USAA Real Return Fund – Institutional Shares
__________________________________

Please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the New Funds in accordance with the fee schedule attached hereto as Exhibit A.

Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                                                                                             USAA MUTUAL FUNDS TRUST

Attest: _________________________                                     By:  ________________________________
             Christopher P. Laia                                                                     Christopher W. Claus
             Secretary                                                                                      President

Dated:

We are willing to render services to the New Funds in accordance with the fee schedule attached hereto as Exhibit A.

                                                                                                                             USAA TRANSFER AGENCY COMPANY

Attest: _________________________                                                     By:  ________________________________
               Christopher P. Laia                                                                                   Terri Luensmann
Secretary                                                                                                   Vice President

Dated:

Exhibit A

USAA Transfer Agency Company

Fee Information for Services as
Plan, Transfer, and Dividend Disbursing Agent

USAA MUTUAL FUNDS TRUST
(formerly known as USAA State Tax-Free Trust)
_____________________________________________________

Transfer Agency Fee - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Ultra Short-Term Bond Fund - charge per account                                                                               $25.50
Real Return Fund - charge per account                                                                                                   $23

Transfer Agency Fee - The annual fee includes the processing of all transactions and correspondence. The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Real Return Fund – Institutional Shares                                                                                                   0.05%

USAA MUTUAL FUNDS TRUST                                                                           USAA TRANSFER AGENCY COMPANY

By: ______________________                                                                           By:  __________________________
       Christopher W. Claus                                                                                                Terri Luensmann
       President                                                                                                                      Vice President

Date:                                                                                                                                    Date:

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to paragraph 1(b) of the Administration and Servicing Agreement dated as of August 1, 2001, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Administrator), please be advised that the Trust has established two new series of its shares (New Funds) and an additional share class for certain of the New Funds as set forth below, and please be further advised that the Trust desires to retain the Administrator to render administration and shareholder servicing services under the Administration and Servicing Agreement to the New Funds at the fees stated below:

Ultra Short-Term Bond Fund                                                                      0.15%
Real Return Fund Shares                                                                             0.15%
Real Return Fund Institutional Shares                                                      0.05%

In addition, revised Exhibit A to the Administration and Servicing Agreement reflecting the addition of the New Funds to the Administration and Servicing Agreement is attached hereto as Exhibit A and is hereby approved.

Please state below whether you are willing to render such services at the fees stated above.

                                                                                                                                                    USAA MUTUAL FUNDS TRUST

Attest: _________________________                                                                           By:  ________________________________
            Christopher P. Laia                                                                                                              Christopher W. Claus
            Secretary                                                                                                                               President

Date:

We are willing to render services to the New Funds at the fees stated above. In addition, we approve Exhibit A hereto as revised Exhibit A to the Administration and Servicing Agreement.

                                                                                                                                                   USAA INVESTMENT MANAGEMENTCOMPANY

Attest: _________________________                                                                           By:  ________________________________
              Christopher P. Laia                                                                                                           Daniel S. McNamara
              Secretary                                                                                                                            President

Dated:

EXHIBIT A - LISTING OF FUNDS AND FEES

Aggressive Growth Fund	0.25%
Aggressive Growth Fund – Institutional Shares	0.05%
Balanced Strategy Fund	0.15%
Capital Growth Fund	0.15%
California Bond Fund	0.15%
California Money Market Fund	0.10%
Cornerstone Strategy Fund	0.15%
Emerging Markets Fund	0.15%
Emerging Markets Fund – Institutional Shares	0.05%
Extended Market Index Fund	0.38%*
First Start Growth Fund	0.15%
Florida Tax-Free Income Fund	0.15%
Florida Tax-Free Money Market Fund	0.10%
Global Opportunities Fund	0.05%
GNMA Trust	0.15%
Growth & Income Fund	0.15%
Growth and Tax Strategy Fund	0.15%
Growth Fund	0.15%
Growth Fund – Institutional Shares	0.05%
High-Yield Opportunities Fund	0.15%
High-Yield Opportunities Fund – Institutional Shares	0.05%
Income Stock Fund	0.15%
Income Stock Fund – Institutional Shares	0.05%
Income Fund	0.15%
Income Fund – Institutional Shares	0.05%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund – Institutional Shares	0.05%
International Fund	0.15%
International Fund – Institutional Shares	0.05%
Managed Allocation Fund	0.05%
Money Market Fund	0.10%
Nasdaq-100 Index Fund	0.35%
New York Bond Fund	0.15%
New York Money Market Fund	0.10%
Precious Metals and Minerals Fund	0.15%
Precious Metals and Minerals Fund – Institutional Shares	0.05%
Real Return Fund	0.15%
Real Return Fund – Institutional Shares	0.05%
S&P 500 Index Fund	0.06%
Science & Technology Fund	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund – Institutional Shares	0.05%
Small Cap Stock Fund	0.15%
Small Cap Stock Fund – Institutional Shares	0.05%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Treasury Money Market Trust	0.10%
Total Return Strategy Fund	0.15%
Ultra Short-Term Bond Fund	0.15%
Value Fund	0.15%
Value Fund – Institutional Shares	0.05%
Virginia Bond Fund	0.15%
Virginia Money Market Fund	0.10%
World Growth Fund	0.15%

*    The fee is computed daily and paid monthly, at an annual rate equal to 0.38%, and up to 0.10% of this fee shall be paid to BlackRock Advisers for subadministrative services.

     (a) The Trust shall pay IMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.